                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 15, 2001


================================================================================

                              TenFold Corporation
                              -------------------
            (Exact name of registrant as specified in its charter)

        Delaware                         000-25661             83-0302610
----------------------------      ------------------------   ----------------
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                           Identification No.)

180 West Election Road, Draper, Utah                         84020
------------------------------------                         ----------
                                                             (Zip Code)
(Address of principal executive offices)

================================================================================


Registrant's telephone number, including area code:    (801) 495-1010

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

     On March 15, 2001, Argenesis Corporation ("Argenesis"), a wholly owned subsidiary of TenFold Corporation ("TenFold"), entered into a LongView Purchase Agreement ("Agreement") with Linedata Services ("Linedata") whereby Argenesis sold its entire equity interest in its wholly-owned subsidiary, The LongView Group, Inc. ("LongView"). The transaction closed on March 15, 2001.

     Pursuant to the Agreement, Argenesis sold to Linedata all of the issued and outstanding capital stock (and any other equity interests) of LongView for $29 million in cash proceeds. In connection with this Agreement, Argenesis deposited $2.9 million into a deposit account to secure certain of Argenesis' indemnification obligations. The $2.9 million will be released from the deposit account in accordance with the Agreement.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable

(b)  Pro Forma Financial Information.

     Pursuant to paragraph (b) (2) of Item 7 of Form 8-K, the following pro forma financial information was omitted from the disclosure contained in the Registrant's Current Report on Form 8-K dated March 15, 2001 and filed with the Securities and Exchange Commission on March 19, 2001. Attached hereto are the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations for the nine months ended September 30, 2000 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999, reflecting the disposition of The Longview Group, Inc. and including the notes to the unaudited pro forma financial information.

(c)  Exhibits.

         Exhibit No.          Description


         2.1                  LongView Purchase Agreement

         2.2                  Exhibit D - Deposit Account, Escrow and Control
                              Agreement

         2.3                  Exhibit E - Pledge and Assignment Agreement

         * Press release dated March 15, 2001 (previously filed on March 19, 2001 with Form 8-K)




                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TENFOLD CORPORATION
                                    (Registrant)

Date: March 30, 2001


                                 By:  /s/  Martin F. Petersen
                                    -----------------------------------------
                                      Martin F. Petersen
                                      Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.        Document
  2.1              LongView Purchase Agreement
  2.2              Exhibit D - Deposit Account, Escrow and Control Agreement
  2.3              Exhibit E - Pledge and Assignment Agreement

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Consolidated Financial Information gives effect to the disposition of The LongView Group, Inc. ("LongView"). On March 15, 2001, Argenesis Corporation ("Argenesis"), a wholly owned subsidiary of TenFold Corporation ("TenFold"), entered into a LongView Purchase Agreement ("Agreement") with Linedata Services ("Linedata") whereby Argenesis sold its entire equity interest in its wholly-owned subsidiary LongView. Argenesis sold to Linedata all of the issued and outstanding capital stock of LongView for $29 million in cash proceeds.

     The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared on the basis of assumptions described in the notes thereto. The Unaudited Pro Forma Condensed Consolidated Financial Information represents TenFold without LongView during and for the periods noted in this paragraph. The Unaudited Pro Forma Condensed Consolidated Statements of Operations were prepared as if the disposition occurred as of January 1, 2000, and as of October 7, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared as if the disposition occurred as of September 30, 2000. These statements are not necessarily indicative of what the actual operating results or financial position of TenFold would have been had the disposition occurred on the dates and for the periods indicated and do not purport or indicate future results of operations. In addition, they do not reflect any cost savings or other charges or benefits resulting from the disposition.

     The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical financial statements and related notes of TenFold incorporated by reference.

                TENFOLD CORPORATION AND THE LONGVIEW GROUP, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 2000
                                 (in thousands)

                                                                                                                 Pro Forma
                                                                                                                  TenFold
                                                         TenFold                            Pro Forma             without
                                                      Consolidated         LongView        adjustments            LongView
                                                      ------------       ------------      ------------         ------------
                                              ASSETS
Current assets:
     Cash and cash equivalents......................  $     25,269       $     (3,946)     $     29,457 (A)     $     50,780
     Accounts receivable, net.......................        12,515             (1,170)                -               11,345
     Unbilled accounts receivable...................         6,236               (304)                -                5,932
     Prepaid expenses and other assets..............         2,395               (564)                -                1,831
                                                      ------------       ------------      ------------         ------------
            Total current assets....................        46,415             (5,984)           29,457               69,888

     Property and equipment, net....................        22,377               (590)                -               21,787
     Restricted cash................................         2,951               (111)            2,900 (A)            5,740
     Due from stockholders..........................         1,000                  -                 -                1,000
     Deferred tax asset.............................           737             (2,371)            2,371 (B)              737
     Other assets...................................           764                 (5)                -                  759
     Goodwill and other intangibles, net............        20,088            (20,088)                -                    -
                                                      ------------       ------------      ------------         ------------
            Total assets............................  $     94,332       $    (29,149)     $     34,728         $     99,911
                                                      ============       ============      ============         ============

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable...............................  $      4,921       $       (128)     $          -         $      4,793
     Income taxes payable...........................           553             (1,045)            2,700 (C)            2,208
     Accrued and other current liabilities..........        14,422               (775)              500 (D)           14,147
     Deferred revenue...............................        15,555             (5,221)                -               10,334
     Current installments of obligations
      under capital leases..........................         3,104                (20)                -                3,084
     Current installments of notes payable..........         3,018                  -                 -                3,018
                                                      ------------       ------------      ------------         ------------

            Total current liabilities...............        41,573             (7,189)            3,200               37,584
                                                      ------------       ------------      ------------         ------------
Long-term liabilities:
     Other long-term liabilities....................         1,602                  -                 -                1,602
     Deferred income taxes..........................             -             (3,258)            2,371 (B)                -
                                                                                                    887 (E)
     Amounts due to TenFold from LongView...........             -               (892)              892 (F)                -
     Obligations under capital leases, excluding
      current installments..........................         3,849                (11)                -                3,838
     Notes payable, excluding current installments..         5,446                  -                 -                5,446
                                                      ------------       ------------      ------------         ------------
            Total long-term liabilities.............        10,897             (4,161)            4,150               10,886

            Total stockholders' equity..............        41,862            (17,799)           13,166 (G)           51,441
                                                                                                 (2,700)(C)
                                                                                                   (887)(E)
                                                                                                 17,799 (H)
                                                      ------------       ------------      ------------         ------------
            Total liabilities and stockholders'
             equity.................................  $     94,332       $    (29,149)     $     34,728         $     99,911
                                                      ============       ============      ============         ============

                TENFOLD CORPORATION AND THE LONGVIEW GROUP, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the nine months ended September 30, 2000
                     (in thousands, except per share data)

                                                                                                          Pro Forma
                                                                                                           TenFold
                                                  TenFold                             Pro Forma            without
                                                Consolidated        LongView         adjustments          LongView
                                                ------------      ------------       ------------       -------------
Revenues:
     License................................... $     16,306      $          -       $          -       $      16,306
     Services..................................       60,621           (10,015)                 -              50,606
                                                ------------      ------------       ------------       -------------
        Total revenues.........................       76,927           (10,015)                 -              66,912

Operating expenses:
     Cost of revenues..........................       46,073            (1,449)                 -              44,624
     Sales and marketing.......................       18,931            (1,835)                 -              17,096
     Research and development..................       19,261            (2,247)                 -              17,014
     General and administrative................       16,329            (1,401)                 -              14,928
     Amortization of deferred compensation.....          942                 -                  -                 942
     Amortization of acquired intangibles......        3,452            (3,452)                 -                   -
                                                ------------      ------------       ------------       -------------
        Total operating expenses...............      104,988           (10,384)                 -              94,604
                                                ------------      ------------       ------------       -------------
Income (loss) from operations..................      (28,061)             (369)                 -             (27,692)

Other income (expenses):
     Interest income...........................        2,503              (249)             1,088 (I)           3,342
     Interest expense..........................         (848)                3                  -                (845)
     Gain on sale of LongView..................            -                 -              7,867 (G)           7,867
                                                ------------      ------------       ------------       -------------
        Total other income.....................        1,655              (246)             8,955              10,364
                                                ------------      ------------       ------------       -------------

Income (loss) before income taxes..............      (26,406)             (123)             8,955             (17,328)

Provision (benefit) for income taxes...........         (905)              886              2,700 (C)           1,796
                                                                                              887 (E)
                                                ------------      ------------       ------------       -------------
        Net income (loss)...................... $    (25,501)     $     (1,009)      $      5,368       $     (19,124)
                                                ============      ============       ============       =============
Basic loss per common share.................... $      (0.74)     $      (0.28)                         $       (0.56)
                                                ============      ============                          =============
Diluted loss per common share.................. $      (0.74)     $      (0.28)                         $       (0.56)
                                                ============      ============                          =============

Weighted average common and common
  equivalent shares used to calculate
  loss per share:

        Basic..................................       34,387             3,608                                 34,387
                                                ============      ============                          =============
        Diluted................................       34,387             3,608                                 34,387
                                                ============      ============                          =============

                TENFOLD CORPORATION AND THE LONGVIEW GROUP, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the year ended December 31, 1999
                     (in thousands, except per share data)

                                                                         LongView                                   Pro Forma
                                                                      (October 7, 1999                               TenFold
                                                     TenFold                 to               Pro Forma              without
                                                  Consolidated       December 31, 1999)       adjustments            LongView
                                                  ------------       ------------------      -------------         ------------
Revenues:
     License....................................  $     47,088       $             (753)     $           -         $     46,335
     Services...................................        45,341                     (478)                 -               44,863
                                                  ------------       ------------------      -------------         ------------
         Total revenues.........................        92,429                   (1,231)                 -               91,198

Operating expenses:
     Cost of revenues...........................        30,460                     (361)                 -               30,099
     Sales and marketing........................        24,540                     (620)                 -               23,920
     Research and development...................        18,085                   (1,042)                 -               17,043
     General and administrative.................         5,231                     (250)                 -                4,981
     Amortization of deferred compensation......         1,427                        -                  -                1,427
     In process research and development........         2,000                   (2,000)                 -                    -
     Amortization of acquired intangibles.......         1,064                   (1,064)                 -                    -
                                                  ------------       ------------------      -------------         ------------
         Total operating expenses...............        82,807                   (5,337)                 -               77,470
                                                  ------------       ------------------      -------------         ------------
Income (loss) from operations...................         9,622                   (4,106)                 -               13,728

Other income (expenses):
     Interest income............................         1,521                      (23)               309 (I)            1,807
     Interest expense...........................          (540)                       1                  -                 (539)
     Gain on sale of LongView...................             -                        -              5,800 (G)            5,800
                                                  ------------       ------------------      -------------         ------------
         Total other income.....................           981                      (22)             6,109                7,068
                                                  ------------       ------------------      -------------         ------------
Income (loss) before income taxes...............        10,603                   (4,084)             6,109               20,796

Provision (benefit) for income taxes............         4,736                     (545)             2,700 (C)            9,027
                                                                                                     1,046 (E)
                                                  ------------       ------------------      -------------         ------------
         Net income (loss)......................  $      5,867       $           (3,539)     $       2,363         $     11,769
                                                  ============       ==================      =============         ============

Acretion of Series A and B preferred stock......          (391)                       -                  -                 (391)
                                                  ------------       ------------------      -------------         ------------
         Net income (loss) applicable to
           common stock.........................  $      5,476       $           (3,539)     $       2,363         $     11,378
                                                  ============       ==================      =============         ============
Basic earnings (loss) per common share..........  $       0.19       $            (0.98)                           $       0.39
                                                  ============       ==================                            ============
Diluted earnings (loss) per common share........  $       0.16       $            (0.98)                           $       0.33
                                                  ============       ==================                            ============

Weighted average common and common equivalent shares used to calculate earning (loss) per share:

         Basic..................................        29,278                    3,608                                  29,278
                                                  ============       ==================                            ============
         Diluted................................        34,384                    3,608                                  34,384
                                                  ============       ==================                            ============

                              TENFOLD CORPORATION
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


1.  Basis of Presentation

    On September 30, 1999, TenFold Corporation ("TenFold") entered into a Stock Purchase Agreement ("Purchase Agreement") with Barclays California Corporation ("BarCal") whereby upon the closing on October 7, 1999 TenFold purchased the entire equity of BarCal in its wholly-owned subsidiary, The LongView Group, Inc. ("LongView"). The Purchase Agreement provided for the combination of TenFold and LongView in a transaction in which TenFold acquired all of the issued and outstanding shares of LongView for $22 million. TenFold accounted for the purchase of LongView using the purchase method of accounting. On December 28, 1999 TenFold transferred all of the issued and outstanding shares of LongView to one of its wholly owned subsidiaries, Argenesis Corporation ("Argenesis").

    On March 15, 2001, Argenesis entered into a LongView Purchase Agreement ("Agreement") with Linedata Services ("Linedata") whereby Argenesis sold its entire equity interest in LongView. The transaction closed on March 15, 2001.

    Pursuant to the Agreement, Argenesis sold to Linedata all of the issued and outstanding capital stock (and any other equity interests) of LongView for $29 million in cash proceeds. In connection with this Agreement, Argenesis deposited $2.9 million into a deposit account to secure certain of Argenesis' indemnification obligations. The $2.9 million will be released from the deposit account in accordance with the Agreement.

2.  Purchase Price Allocation and Pro Forma Adjustments

    The adjustments to arrive at the Unaudited Pro Forma Condensed Consolidated Financial Information are as follows (all numbers in thousands):


(A)  Calculated as follows:


     Total cash proceeds.............................................. $29,000
         Add:   Dividend from LongView as noted in (G) below..........   4,057
         Less:  Estimated disposition costs...........................    (700)
                Cash deposited into an escrow account which will
                be released to TenFold upon completing certain
                outstanding obligations related to the
                disposition of LongView...............................  (2,900)
                                                                       -------
                     Net cash from disposition........................ $29,457



(B) Reclassification entry to net the deferred tax asset against the deferred tax liability.

(C) State income taxes of $2,700 due from the disposition of LongView as a result of LongView making a 338(h)(10) election. Except as noted in (E) below, there is no additional tax provision as a result of other pro forma adjustments to income, as any additional tax provision from these adjustments would be offset by reducing TenFold's valuation allowance and net operating loss.

(D) Amount represents the estimated fair value of TenFold's obligation to provide certain equipment to Linedata to use for a period of approximately 2 years from the closing of the transaction.

(E) Adjustment to the income tax valuation allowance due to eliminating LongView's net deferred tax liabilities.

(F)  Forgiveness of the inter-company payable from LongView to TenFold.

(G) TenFold has not yet determined the final gain on the disposition of LongView, and, accordingly, the amounts shown below may differ significantly from the final calculation. As this gain relates to the disposition of a business, the Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared including this gain:


     Total cash proceeds..........................................  $ 29,000
         Less:  Estimated disposition costs.......................      (700)
                                                                    --------
                    Net sale price................................    28,300

         Less:  TenFold's investment in subsidiary................   (13,742)*
                TenFold's obligation to provide computer
                equipment to Linedata.............................      (500)
                TenFold forgiveness of debt from LongView.........      (892)
                                                                    --------
                    Gain on sale of LongView as of
                       September 30, 2000.........................  $ 13,166



     *Amount represents TenFold's investment in LongView at September 30, 2000 of $17,799, less a dividend of $4,057 which would have occurred at closing and represents the cash and restricted cash balances before the transaction. The gains on sale of LongView shown in the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ending September 30, 2000 of $7,867 and for the year ending December 31, 1999 of $5,800 have been adjusted from the amounts in the table above to reflect the gain that would have been recognized had the disposition occurred at the beginning of each of those periods.

(H)  Elimination of LongView's stockholders' equity accounts

(I)  Interest income on the net cash from the sale and dividend from LongView.

3.   Common Shares Outstanding

     Basic and diluted net loss per common share, have been calculated based upon the pro forma weighted average shares outstanding for each period presented.